EXHIBIT 3.3


                               SECRETARY OF STATE
                                     [LOGO]
                                 DATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FLYJETS.BIZ, INC. did on March 5, 2003, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the officer of the Secretary of State of Nevada, and further, that said Articles contain all the provisions required by the laws of the State of Nevada.

                 IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND
                 AND AFFIXED THE GREAT SEAL OF THE STATE, AT MY
                OFFICE, IN CARSON CITY, NEVADA, ON MARCH 6, 2003


                                  [GREAT SEAL]

                                 /S/ DEAN HELLER

                         DEAN HELLER, SECRETARY OF STATE

                           BY: /S/ CERTIFICATION CLERK



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                          FILED C-5234-03 MARCH 5, 2003
                IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                                FLYJETS.BIZ, INC.

         The undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the general corporation laws of the State of Nevada, does make and file these Articles declaring and certifying that the facts herein stated are true.

                                   ARTICLE I.
                                      NAME.

         The name of the corporation is FlyJets.Biz, Inc.

                                   ARTICLE II.
                                      TERM.

         The duration of the corporation shall be perpetual.

                                  ARTICLE III.
                       RESIDENT AGENT & REGISTERED OFFICE.

         The corporation's resident agent for service of process is State Agent & Transfer Syndicate, Inc. whose address is 202 N. Curry Street, Suite 100, Carson City, Nevada 89703.

                                   ARTICLE IV.
                                 CAPITAL STOCK.

         The number of shares that the Corporation is authorized to issue shall be One Hundred Million (100,000,000) shares of common stock having a par value of $.001 per share, and Ten Million (10,000,000) shares of preferred stock having a par value of $.001 per share. The preferred stock shall have such rights, designations and preferences as shall be determined from time to time by the Board of Directors.



                                    ARTICLE V
                               BOARD OF DIRECTORS.

         The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which shall initially be composed of one member. The name and address of the first member of the Board of Directors are as follows:

         Greg Love                                   4472 Golden Lake Drive
                                                     Sarasota, FL  34233


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                                   ARTICLE VI.
                DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNITY

         (A) A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300. If applicable Nevada law is hereafter amended or interpreted to eliminate or limit further the liability of a director or officer, the liability of all directors and officers shall be eliminated or limited to the full extent then so permitted.

         (B) Subject to Article VI (A) hereof, each officer and director who may be made a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law. The expenses of any officer or director incurred in defending a civil or criminal action, suit or proceeding involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The indemnification right conferred by this Article shall be in addition to any rights conferred under applicable Nevada law.

         (C) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Nevada law.

         (D) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Nevada law.

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         (E) The rights and  authority  conferred in this  Article  shall not be exclusive of any other right, which any person may otherwise have or hereafter acquire.

         (F) Neither the amendment nor repeal of this Article, the adoption of any provision of these Articles of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by Nevada law, any modification of law, shall eliminate or reduce the effect of this Article in respect of any acts or omissions prior to such amendment, repeal, adoption or modification.

                                   ARTICLE VII
                                    AMENDMENT

         Subject to Article VI hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner provided by statute, and all rights conferred upon the shareholders are granted subject to the foregoing reservation.


                                  ARTICLE VIII
                                  INCORPORATOR

         The name and street address of the Incorporator to these Articles of Incorporation are as follows:

         Clayton E. Parker                  Kirkpatrick & Lockhart LLP
                                            20th Floor, 201 South Biscayne Blvd.
                                            Miami, FL  33131

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation, this 4th day of March, 2003.


                                      ---------------------------------
                                      Clayton E. Parker,  Incorporator



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                          SECRETARY OF STATE OF NEVADA

           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

                                 FILED #C5234-03
                                  March 5, 2003
                In the Office of Dean Heller, Secretary of State


IN THE MATTER OF

                                FLYJETS.BIZ, INC.

                    State Agent and Transfer Syndicate, Inc.
                        202 North Curry Street, Suite 100
                           Carson City, NV 89703-4121

Hereby certifies that on March 5, 2003, we accepted appointment as Resident Agent fo the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this March 5, 2003.


                                   /s/
                                   --------------------------------------------
                                   for State Agent and Transfer Syndicate, Inc.